EXHIBIT J (i)
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BRIGGS
BUNTING &
DOUGHERTY, LLP
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Certified Public Accountants and Business Advisors


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated November 21, 2002, accompanying the October 31, 2002 financial statements of Commonwealth International Series Trust (comprising of Commonwealth Japan Fund and Commonwealth Australia/New Zealand Fund), which is incorporated by reference in Part B of the Post-Effective Amendment to this Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus.

                                        /s/ BRIGGS, BUNTING & DOUGHERTY, LLP
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                                        BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania
November 21, 2003